Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Third Point Private Capital Partners (the “Fund”) for the annual period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher W. Taylor, as President and Chief Executive Officer of the Fund and Jeffrey Liddle, as Chief Financial Officer and Treasurer of the Fund, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: March 31, 2026

	By:	/s/ Christopher W. Taylor
Christopher W. Taylor
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 31, 2026

	By:	/s/ Jeffrey Liddle
Jeffrey Liddle
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

*The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Annual Report or as a separate disclosure document.